CERTIFICATE OF AMENDMENT

                                       OF

                            CERTIFICATE OF FORMATION

                                       OF

                    Mercantile Capital Opportunities Fund LLC

                        PURSUANT TO SECTION 18-202 OF THE
                     DELAWARE LIMITED LIABILITY COMPANY ACT

                                     * * * *

      FIRST:      The name of the Limited Liability Company is Mercantile
Capital Opportunities Fund LLC. (the "Limited Liability Company")

      SECOND:     The Certificate of Formation is amended to change the name of the Limited Liability Company to Mercantile Small Cap Manager Fund LLC.

      The undersigned, an authorized person of the Limited Liability Company, executes this Certificate of Amendment of the Certificate of Formation on October 18, 2002.


                                   MERCANTILE CAPITAL OPPORTUNITIES FUND LLC

                                   By:   Mercantile Capital Advisors, Inc.,
                                         Managing Member


                                   /s/ John J. Pileggi
                                   ------------------------------------------
                                   John J. Pileggi
                                   Authorized Person